Exhibit 99.1

COMSovereign Files 10-Q For the Quarter Ended June 30, 2022

- Company Makes Continued Progress in Business Transition and in Efforts to Regain Compliance
with Nasdaq Listing Requirements -

TUCSON, AZ – January 30, 2023 – COMSovereign Holding Corp. (NASDAQ: COMS and COMSP) (“COMSovereign” or the “Company”), a U.S.-based developer of 4G LTE Advanced and 5G communication systems announced the filing of its quarterly report on Form 10-Q for the period ended June 30, 2022, a requirement under its continued listing on the Nasdaq Capital Market.

“We are pleased to have completed the filing of our second quarter financial report as we continue to make progress on our compliance plan approved by the Nasdaq Panel. The results of the quarter ended June 30, 2022 include the initial impacts of streamlining efforts, highlighted by a decrease in G&A and non-recurring, non-cash charges related to significant reductions in corporate overhead. These actions, combined with the additional business transition initiatives implemented late last year, are designed to refocus the Company, reduce expenses and debt, and improve its operational efficiencies, all critical steps in our plan to move COMSovereign forward,” stated David Knight, CEO and President of COMSovereign.

As announced on December 1, 2022, the Nasdaq Hearings Panel (the “Panel”) granted the Company’s request for continued listing on The Nasdaq Capital Market (“Nasdaq”). The continued listing is subject to its evidencing compliance with the minimum bid price requirement and the filing requirements of timely periodic financial reports with the Securities and Exchange Commission, including filing its quarterly reports on Form 10-Q, all to be filed by February 24, 2023, and certain other conditions. On January 17, 2023, the Panel granted the Company an extension of its deadline to meet its minimum bid requirement, pending the results of its 2023 Annual Meeting, scheduled for February 8, 2023, at which stockholders are being asked, amongst other items, to vote on a reverse stock split required to maintain its listing on Nasdaq. The Company’s full proxy statement is available for review here: Definitive Proxy Statement.

“Our team remains focused on executing against our business transition plan, highlighted by the recent sales and disposition of non-core assets, cost reductions, the paydown of debt and progress with the filing of our quarterly financial reports,” Mr. Knight added. “We are continually reviewing our business operations as we seek to further reduce costs and streamline the business as we begin implementing our wireless connectivity roadmap and associated solutions for our partners and customers under our long-term growth plan.”

The Company is working to file its Q3 2022 periodic report with the Securities and Exchange Commission as soon as practicable and is otherwise taking definitive steps to evidence compliance with all other applicable criteria for continued listing on Nasdaq. The Company must continue to satisfy the time frame granted by the Panel.

For more information about COMSovereign, please visit www.COMSovereign.com and connect with us on Facebook and Twitter.

About COMSovereign Holding Corp.

COMSovereign Holding Corp. (Nasdaq: COMS) has assembled a portfolio of communications technology companies that enhance connectivity across the entire data transmission spectrum. Through strategic acquisitions and organic research and development efforts, COMSovereign has become a U.S.-based communications provider able to provide 4G LTE Advanced and 5G telecom solutions to network operators and enterprises. For more information about COMSovereign, please visit www.COMSovereign.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, the impact of the current COVID-19 pandemic, which may limit access to the Company’s facilities, customers, management, support staff, and professional advisors, and to develop and deliver advanced voice and data communications systems, demand for the Company’s products and services, the availability of parts and components for the manufacture of products, economic conditions in the U.S. and worldwide, and the Company’s ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Steve Gersten, Director of Investor Relations
COMSovereign Holding Corp.
813-334-9745
investors@comsovereign.com

and

Media Relations for COMSovereign Holding Corp.:
Michael Glickman
MWGCO, Inc.
917-397-2272
mike@mwgco.net